Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is being signed on December 30, 2025 (the “Signature Date”) by and between Kala Bio, Inc. a Delaware corporation whose Common Stock is listed for trading on the Nasdaq (the “Proxy” or the “Company”), and Baker Bros. Advisors LP, and any affiliates thereof (the “Stockholder”).

WHEREAS, the Company and the Stockholder are contemplating entering into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) that will provide for the issuance of, inter alia, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to and in accordance with the terms of the Settlement Agreement once finalized, and in connection with that Settlement Agreement, the Stockholder desires to provide the Proxy with certain contractual rights as set forth below.

NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

1. Incorporation of Recitals. The parties to this Agreement hereby agree and acknowledge that all of the Recitals set forth hereinabove are true, complete and correct in every respect and hereby incorporate said Recitals into this Agreement by this reference.

2. Representations of the Stockholder. The Stockholder hereby represents and warrants to the Proxy that it: (a) has full power to enter into this Agreement and has not, prior to the Signature Date, executed and/or delivered any proxy or entered into any other voting agreement or similar arrangement and (b) will not take any action inconsistent with the purposes and provisions of this Agreement. Without limiting the above or anything otherwise in this Agreement, the Stockholder represents that neither it nor, any of its representatives or affiliates has (i) entered into (and, except with the prior written consent of the Proxy, agrees that it will not and will use reasonable efforts to ensure that its representatives and affiliates will not enter into) directly or indirectly, any agreement, arrangement or understanding with any person or firm as a principal, co-investor or co-bidder with respect to a possible transaction involving the Company or that would restrict the ability of any other person to provide debt, equity or other financing for a possible transaction involving the Company or (ii) engaged in any discussions which might lead to any agreement, arrangement or understanding with any such person or firm.

3. Escrow of Agreement. Upon execution of this Agreement, it shall be placed in escrow with ABZ Law, until the complete execution and effectiveness of the Settlement Agreement by the Company and the Stockholder, at which time this Agreement shall be released from such escrow to the benefit of the Proxy (the “Proxy Effective Date”).

4. Scope of Agreement. Upon and following the Proxy Effective Date, this Agreement pertains to the vote of the 900,000 shares of Common Stock (the “Issued Shares”), representing the aggregate voting interest of the Stockholder immediately following the Signature Date, as well as any additional shares of Common Stock which are held by the Stockholder on December 30, 2025 (together with the Issued Shares, the “Proxy Shares”) by the Proxy with respect to any and all matters concerning a stockholder vote in respect of the Proxy Shares with respect to actions to be taken by the Company and recommended by the Board of Directors of the Company at the upcoming special or annual meeting of stockholders.

5. Changes in Capital Stock. In the event that subsequent to the Signature Date, any shares of capital stock or other securities the Company are issued on, or in exchange for, any of the Issued Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of capital stock or other securities shall be deemed to be Proxy Shares for purposes of this Agreement.

6. Voting of Proxy Shares. The Stockholder agrees and covenants that at any meeting of the stockholders of the Company and/or in connection with any corporate action by the stockholders of the Company from the Signature Date until the termination of this Agreement, all of his/its respective Issued Shares and the Proxy Shares shall be voted by the Stockholder in favor of all proposals recommended by the Board of Directors of the Company that are presented for stockholder approval as set forth in Section 4 above or otherwise. The Stockholder agrees to promptly vote their Proxy Shares within seven (7) days after the Company files a definitive proxy statement for a meeting of its stockholders, if applicable. To the extent that such shares are not voted, then the Stockholder grants the Company an irrevocable proxy, as provided in Section 7, to vote all of the Proxy Shares in the manner and to the effect determined by said Proxy in his sole and absolute discretion with respect to actions proposed to be taken by the Company. Accordingly, during the term of this Agreement, no Stockholder shall vote or attempt to vote any of his/its respective shares of the Proxy Shares, or otherwise exercise or attempt to exercise any voting or other approval rights of any of his/its respective shares of the Proxy Shares except as provided in this Section 6, and any such prohibited exercise by any Stockholder of voting or approval rights shall be void and of no force and effect.

7. Irrevocable Proxy.

(a) In order to give effect to and in furtherance of the agreements and covenants set forth in this Agreement, the Stockholder hereby irrevocably constitutes and appoints Proxy as proxy for such Stockholder, with full power of substitution, for and in the name and on behalf of such Stockholder, to vote any and all of his/its respective shares of Proxy Shares with regard to any question, action, resolution, election or other matter presented to the stockholders of the Company in favor of and/or approval with respect to actions proposed to be taken by the Company. Proxy shall vote said Proxy Shares in such manner and to such effect as the Proxy may determine in his sole and absolute discretion with respect to actions proposed to be taken. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement shall remain in effect. The proxy granted hereby is irrevocable and is coupled with an interest sufficient in law to support an irrevocable proxy.

(b) The Proxy hereby accepts its appointment as proxy of the Stockholder, pursuant to Subsection 7(a) of this Agreement. Other than as specifically set forth herein, the Proxy shall have no other rights with respect to the Proxy Shares.

(c) In no way shall the terms of this Agreement be interpreted in a way to cause a violation of Section 160(c) of the Delaware General Corporate Law or to prohibit, limit or restrict Proxy from exercising any fiduciary duties as an officer and/or director to the Company at and from such time as the Proxy may be such.

(d) The voting of Proxy Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Proxy Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8. Limitation of Proxy’s Liability. Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

9. Consideration. In exchange for the Irrevocable Proxy and the transfer of the voting rights of the Stockholder, the Company shall use all commercially reasonable efforts to 1) execute the Settlement Agreement and undertake the actions contemplated therein and 2) cause the Issued Shares to be issued in accordance with the Settlement Agreement.

10. Term. This Agreement, as it applies to the Issued Shares, shall commence on the Signature Date and expire upon the one (6) month anniversary of the Proxy Effective Date, unless earlier terminated by Proxy, in Proxy’s sole discretion.

11. Successor Proxy. In the event that the Proxy is unable or unwilling to serve as the Proxy, a successor proxy (who will become the Proxy under this Agreement, if appointed in accordance with this Section 11) may be appointed by the Proxy at its discretion, or if the Proxy is unable to make such appointment by the consent of the successors to the Company’s individual shares of capital stock that hold a majority interest in such shares. A successor proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement.

12. Intentionally Omitted.

13. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to rules regarding choice of law. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN WILMINGTON, DELAWARE FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT AND/OR ANY ADOPTION AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

14. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees.

15. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.

16. Amendment or Modification. This Agreement may be altered, modified or amended only by the unanimous consent, in writing, of the parties hereto, either now or hereafter. Any such modification must be signed by each party to this Agreement.

17. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address or address as subsequently modified by written notice given in accordance with this Section 18.

19. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

20. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

21. Specific Enforcement. The Stockholder acknowledges and agrees that irreparable harm will result in the event any of the provisions of this Agreement are not performed by the Stockholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, as further provided in Section 23.

22. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

23. Enforceability. The parties expressly agree that this Agreement shall be specifically enforceable in any court of competent jurisdiction in the United States in accordance with its terms against each of the parties hereto. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable and shall be construed so as to best give effect to the intention of the voided or unenforceable term or provision.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Signature Date.

KALA BIO, INC.

By:	/s/ David Lazar

BAKER BROS. ADVISORS LP

By:	/s/ Scott Lessing

Schedule A

Company/Proxy:	Kala Bio, Inc.
Address: 1167 Massachusetts Avenue, Arlington, MA 02476

Attention:
E-mail:

With a copy, which shall not constitute notice, shall also be sent to

Stockholder:	Baker Bros. Advisors LP
Address: 860 Washington Street, Floor 3, New York, NY 10014

Attention:
E-mail: